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                                                                     EXHIBIT 99


PRESS RELEASE

              AMSURG CORP. TO BROADCAST FOURTH QUARTER CONFERENCE
                           CALL LIVE ON THE INTERNET

NASHVILLE, Tenn. (Feb. 8, 2005) - AmSurg Corp. (Nasdaq: AMSG) today announced it will provide an on-line Web simulcast and rebroadcast of its 2004 fourth quarter and year-end earnings release conference call.

         The live broadcast of AmSurg Corp.'s quarterly conference call will be available on-line by going to http://www.amsurg.com and clicking on the link to Investor Relations, at http://www.fulldisclosure.com or at http://www.streetevents.com. The call is scheduled to begin at 5:00 p.m. Eastern Time on Tuesday, February 22, 2005. The on-line replay will follow shortly after the call and continue for 30 days.

         AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At December 31, 2004, AmSurg owned a majority interest in 128 centers and had nine centers under development.


                                Contact:

                                             Claire M. Gulmi
                                             Senior Vice President and
                                             Chief Financial Officer
                                             (615) 665-1283


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